SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):              December 4, 2002

              COLLECTORS UNIVERSE, INC.
(Exact Name of Registrant as Specified in Charter)

0-27887	33-0846191
(Commission File No.)	(IRS Employer Identification No.)

  1921 E. Alton Avenue, Santa Ana, California 92705
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:              (949) 567-1234

___________________________________________________________________________________________
(Former Name or Former Address if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

On December 4, 2002, the Board of Directors and stockholders of Collectors Universe, Inc. (the “Company”) approved a one-for-four reverse stock split of the Company’s outstanding shares of common stock. The reverse stock split will be effective December 9, 2002.

The Certificate of Amendment effectuating the reverse stock split, to be filed with the Secretary of State of the State of Delaware as of December 9, 2002, is attached as Exhibit 4.1 hereto and is incorporated by reference herein. The foregoing description of the reverse stock split is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment.

Roger W. Johnson, Chief Executive Officer of the Company, also announced on December 6, 2002, that A. Clinton Allen has been appointed as Chairman of the Board of Directors of the Company, succeeding James O’Neal as Chairman. Mr. O’Neal has decided to leave the Company’s Board of Directors due to outside commitments.

Further information regarding the reverse stock split and the appointment of Mr. Allen as Chairman of the Board of the Company are set forth in the Company’s press release dated December 6, 2002, attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release contains forward-looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause the Company’s actual results to differ materially from those anticipated.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	EXHIBIT	DESCRIPTION

	4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Collectors Universe, Inc.

	99.1	Press Release issued December 6, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

By:	/s/ MICHAEL J. LEWIS
Michael J. Lewis Chief Financial Officer

Dated:  December 6, 2002

S-1

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Collectors Universe, Inc.

99.1	Press Release issued December 6, 2002

E-1